UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/19/2007

International Securities Exchange Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32435

Delaware	20-5219710
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

60 Broad Street, New York, NY 10004
(Address of principal executive offices, including zip code)

212-943-2400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On December 19, 2007, International Securities Exchange Holdings, Inc., a Delaware corporation ("ISE" or the "Company"), consummated the merger (the "Merger") of Ivan Acquisition Co. ("Merger Sub"), a Delaware corporation and a wholly owned indirect subsidiary of Eurex Frankfurt AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany (the "Parent"), with and into ISE, in accordance with the Agreement and Plan of Merger, dated as of April 30, 2007, by and among ISE, the Parent and Merger Sub (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, each share of ISE common stock, $.01 par value per share (the "Common Stock"), issued and outstanding immediately prior to the effective time of the Merger, was converted into the right to receive $67.50 in cash, without interest (the "Merger Consideration"). Upon the closing of the Merger, ISE became a wholly-owned indirect subsidiary of the Parent.

The description of the Merger Agreement and the transactions contemplated thereby, including the Merger, contained in this Item 2.01 do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 13, 2007, in connection with the closing of the Merger, ISE notified the New York Stock Exchange ("NYSE") of the closing date of the Merger and requested that the NYSE file an application on Form 25 (the "Form 25") with the Securities and Exchange Commission to remove the Common Stock from listing on the NYSE and registration under Section 12(b) of the Securities Exchange Act of 1934, as amended. The delisting will become effective 10 days from the filing of the Form 25.

Item 5.01.    Changes in Control of Registrant

Upon the effective time of the Merger on December 19, 2007, a change in control of ISE occurred pursuant to which: (1) each issued and outstanding share of Common Stock was converted into the right to receive the Merger Consideration and (ii) Merger Sub merged with and into ISE with ISE being the surviving corporation and a wholly owned indirect subsidiary of the Parent. The source of the Merger Consideration was funded by the Parent.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Merger Agreement, on the closing date of the Merger, the Company delivered to the Parent duly signed resignations, effective as of the effective time of the Merger, for each member of ISE's board of directors, except David Krell.

Item 8.01.    Other Events

On December 20, 2007, the Company and the Parent issued a joint press release announcing the consummation of the Merger pursuant to the terms and conditions of the Merger Agreement. A copy of such press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.

(d) Exhibits.

10.1 Form of Agreement and Plan of Merger, dated as of April 30, 2007, by and among International Securities Exchange Holdings, Inc., Ivan Acquisition Co. and Eurex Frankfurt AG (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 30, 2007).

99.1 Joint press release issued jointly by International Securities Exchange Holdings, Inc. and Eurex Frankfurt AG dated December 20, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Securities Exchange Holdings, Inc.

Date: December 20, 2007	By:	/s/ Michael J. Simon
Michael J. Simon
Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Joint press release issued jointly by International Securities Exchange Holdings, Inc. and Eurex Frankfurt AG dated December 20, 2007.